Exhibit 99.1

Fabrinet Announces Fourth Quarter and Fiscal Year 2013 Financial Results

BANGKOK, Thailand – August 12, 2013 – Fabrinet (NYSE: FN), a leading provider of advanced optical packaging and precision optical, electro-mechanical and electronic manufacturing services to original equipment manufacturers of complex products, today announced its financial results for the fourth quarter and fiscal year ended June 28, 2013.

Fabrinet reported total revenue of $159.9 million for the fourth quarter of fiscal 2013, an increase of 12.0% compared to total revenue of $142.8 million for the comparable period in fiscal 2012. GAAP net income for the fourth quarter of fiscal 2013 was $15.1 million, or $0.43 per diluted share, compared to GAAP net income of $7.5 million, or $0.22 per diluted share, in the fourth quarter of fiscal 2012. Non-GAAP net income in the fourth quarter of fiscal 2013 was $12.4 million, or $0.35 per diluted share, an increase of 16.1% compared to non-GAAP net income of $10.7 million, or $0.31 per diluted share, in the same period a year ago.

For fiscal year 2013, Fabrinet reported total revenue of $641.5 million, an increase of 13.6% compared to total revenue of $564.7 million for fiscal year 2012. GAAP net income for fiscal 2013 was $69.0 million, or $1.98 per diluted share, compared to a GAAP net loss of $(56.5) million, or $(1.64) per diluted share, in fiscal 2012. Non-GAAP net income in fiscal 2013 was $50.5 million, or $1.44 per diluted share, an increase of 16.4% compared to non-GAAP net income of $43.4 million, or $1.25 per diluted share, in fiscal 2012.

Tom Mitchell, Chief Executive Officer of Fabrinet, said, "I am pleased to end the fiscal year on a positive note, with our fourth quarter results demonstrating sequential increases in revenue, margins and earnings per share. As we enter fiscal 2014, I am confident that our healthy pipeline of new business, strong customer relationships and intense focus on quality and total customer satisfaction, will deliver another year of profitable growth.”

Business Outlook

Based on information available as of August 12, 2013, Fabrinet is issuing guidance for the first quarter of fiscal 2014 as follows:

Fabrinet expects first quarter revenue to be in the range of $158 million to $162 million. GAAP net income per share is expected to be in the range of $0.46 to $0.48 with expected non-GAAP net income per share of $0.31 to $0.33, based on approximately 35 million fully diluted shares outstanding.

Conference Call Information

What:	Fabrinet Fourth Quarter and Fiscal Year 2013 Financial Results Conference Call
When:	Monday, August 12, 2013
Time:	5:00 p.m. ET
Live Call:	(888) 357-3694, domestic
(253) 237-1137, international
Passcode: 21827886
Replay:	(855) 859-2056, domestic
(404) 537-3406, international
Passcode: 21827886
Webcast:	http://investor.fabrinet.com (live and replay)

This press release and any other information related to the call will also be posted on Fabrinet’s website at http://investor.fabrinet.com. A recorded version of this webcast will be available approximately two hours after the call and will be archived on Fabrinet’s website for a period of one year.

Investor Conferences

Management will be presenting at the Deutsche Bank dbAccess Technology Conference in Las Vegas on Tuesday, September 10, 2013.

About Fabrinet

Fabrinet is a leading provider of advanced optical packaging and precision optical, electro-mechanical, and electronic manufacturing services to original equipment manufacturers of complex products, such as optical communication components, modules and subsystems, industrial lasers and sensors. Fabrinet offers a broad range of advanced optical and electro-mechanical capabilities across the entire manufacturing process, including process design and engineering, supply chain management, manufacturing, advanced packaging, integration, final assembly and test. Fabrinet focuses on production of high complexity products in any mix and any volume. Fabrinet maintains engineering and manufacturing resources and facilities in Thailand, the People’s Republic of China and the United States. For more information visit: www.fabrinet.com.

Forward-Looking Statements

“Safe Harbor” Statement Under U.S. Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include all of the statements under the “Business Outlook” section relating to our forecasted operating results for the first quarter of fiscal 2014. These forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: less customer demand for our products and services than forecasted; less growth in the optical communications, industrial lasers and sensors markets than we forecast; difficulties expanding into additional markets, such as the semiconductor processing, biotechnology, metrology and materials processing markets; increased competition in the optical manufacturing services markets; difficulties in delivering products and services that compete effectively from a price and performance perspective; our reliance on a small number of customers and suppliers; difficulties in managing our operating costs; difficulties in managing and operating our business across multiple countries (including the U.S., Thailand and the People’s Republic of China); and other important factors as described in reports and documents we file from time to time with the Securities and Exchange Commission (SEC), including the factors described under the section captioned “Risk Factors” in our quarterly report on Form 10-Q, filed on May 3, 2013. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financials

The Company refers to the non-GAAP financial measures cited above in making operating decisions because they provide meaningful supplemental information regarding the Company’s ongoing operational performance. Non-GAAP net income excludes share-based compensation expenses, follow-on offering expenses, expenses related to reduction in workforce and income (expense) related to flooding. We have excluded these items in order to enhance investors’ understanding of our ongoing operations. The use of these non-GAAP financial measures has material limitations because they should not be used to evaluate our company without reference to their corresponding GAAP financial measures. As such, we compensate for these material limitations by using these non-GAAP financial measures in conjunction with GAAP financial measures.

These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results, and (3) allow greater transparency with respect to information used by management in financial and operational decision making. In addition, these non-GAAP financial measures are used to measure company performance for the purposes of determining employee incentive plan compensation.

SOURCE: Fabrinet

Investor Contact:

Jennifer Predmore

215-428-1797

ir@fabrinet.com

Fabrinet

Consolidated Balance Sheets

As of June 28, 2013 and June 29, 2012

(in thousands of U.S. dollars, except share data)	June 28, 2013	June 29, 2012
Assets
Current assets
Cash and cash equivalents	$149,716	$115,507
Trade accounts receivable, net	118,475	128,253
Inventory, net	88,962	103,223
Deferred tax assets	1,937	4,088
Prepaid expenses	1,931	3,571
Other current assets	3,505	6,029

Total current assets	364,526	360,671

Non-current assets
Property, plant and equipment, net	97,206	97,923
Intangibles, net	164	380
Deferred tax assets	2,905	1,764
Deposits and other non-current assets	107	624

Total non-current assets	100,382	100,691

Total assets	$464,908	$461,362

Liabilities and Shareholders’ Equity
Current liabilities
Long-term loans from bank, current portion	$9,668	$9,668
Trade accounts payable	77,139	86,000
Construction-related payable	—	2,222
Income tax payable	1,825	927
Deferred tax liability	2,481	1,405
Accrued payroll, bonus and related expenses	6,220	5,181
Accrued expenses	3,121	2,630
Other payables	5,163	6,601
Liabilities to third parties due to flood losses	9,812	61,198

Total current liabilities	115,429	175,832

Non-current liabilities
Long-term loans from bank, non-current portion	19,243	28,911
Severance liabilities	4,382	4,420
Other non-current liabilities	536	1,490

Total non-current liabilities	24,161	34,821

Total liabilities	139,590	210,653

Commitments and contingencies
Shareholders’ equity
Preferred shares (5,000,000 shares authorized, $0.01 par value; no shares issued and outstanding as of June 28, 2013 and June 29, 2012)	—	—
Ordinary shares (500,000,000 shares authorized, $0.01 par value; 34,634,967 shares and 34,470,829 shares issued and outstanding as of June 28, 2013 and June 29, 2012, respectively)	346	345
Additional paid-in capital	71,101	65,462
Retained earnings	253,871	184,902

Total shareholders’ equity	325,318	250,709

Total Liabilities and Shareholders’ Equity	$464,908	$461,362

Fabrinet

Consolidated Statements of Operations

For the three and twelve months ended June 28, 2013 and June 29, 2012

	Three Months Ended		Twelve Months Ended
	June 28,	June 29,	June 28,	June 29,
(in thousands of U.S. dollars, except share data)	2013	2012	2013	2012
Revenues	$159,934	$142,757	$641,542	$564,732
Cost of revenues	(142,863)	(127,537)	(572,124)	(502,818)

Gross profit	17,071	15,220	69,418	61,914
Selling, general and administrative expenses	(5,340)	(4,923)	(23,787)	(23,466)
Income (expense) related to flooding	6,147	(1,398)	27,211	(97,286)
Expenses related to reduction in workforce	(2,052)	(1,978)	(2,052)	(1,978)

Operating income (loss)	15,826	6,921	70,790	(60,816)
Interest income	322	216	1,083	844
Interest expense	(222)	(221)	(1,010)	(427)
Foreign exchange (loss) gain, net	(731)	255	354	1,569
Other income	180	182	692	395

Income (loss) before income taxes	15,375	7,353	71,909	(58,435)
Income tax (expense) benefit	(233)	104	(2,940)	1,968

Net income (loss)	$15,142	$7,457	$68,969	$(56,467)

Earnings (loss) per share
Basic	$0.44	$0.22	$2.00	$(1.64)
Diluted	$0.43	$0.22	$1.98	$(1.64)
Weighted average number of ordinary shares outstanding (thousands of shares)
Basic	34,629	34,469	34,557	34,382 *
Diluted	35,000	34,624	34,846	34,382 *

*	In accordance with the antidilutive provisions of ASC 260-10-45, basic and dilutive shares are the same for twelve months ended June 29, 2012

Fabrinet

Consolidated Statements of Cash Flows

For the twelve months ended June 28, 2013 and June 29, 2012

	Twelve Months Ended
	June 28,	June 29,
(in thousands of U. S. dollars)	2013	2012
Cash flows from operating activities
Net income (loss) for the year	$68,969	$(56,467)
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	9,994	9,339
Amortization of intangibles	217	374
(Gain) write-off on disposal of property, plant and equipment	(24)	17
Income related to flooding	(29,465)	—
Proceeds from insurers for business interruption losses related to flooding	13,143	—
Proceeds from insurers for inventory losses related to flooding	11,419	—
(Reversal of) allowance for doubtful accounts	(94)	124
Unrealized (gain) loss on exchange rate and fair value of derivative	(1,043)	(925)
Share-based compensation	5,100	4,649
Deferred income tax	2,086	(2,242)
Other non-cash expenses	(89)	93
(Reversal of) inventory obsolescence	(584)	499
Loss from written-off assets and liabilities to third parties due to flood losses	2,255	83,871
Changes in operating assets and liabilities
Trade accounts receivable	4,739	(10,672)
Inventory	14,229	(13,867)
Other current assets and non-current assets	(1,207)	(5,291)
Trade accounts payable	(8,861)	(6,563)
Income tax payable	(5)	(1,505)
Other current liabilities and non-current liabilities	(35)	817
Liabilities to third parties due to flood losses	(41,994)	—

Net cash provided by operating activities	48,750	2,251

Cash flows from investing activities
Purchase of property, plant and equipment	(10,793)	(35,535)
Purchase of intangibles	(2)	(147)
Purchase of assets for lease under direct financing leases	—	(2,940)
Proceeds from direct financing leases	—	1,217
Proceeds from disposal of property, plant and equipment	29	27
Proceeds from insurers in settlement of claims related to flood damage	4,904	—

Net cash used in investing activities	(5,862)	(37,378)

Cash flows from financing activities
Receipt of long-term loans from bank	—	28,000
Repayment of long-term loans from bank	(9,668)	(5,798)
Proceeds from issuance of ordinary shares under employee share option plans	561	1,000
Withholding tax related to net share settlement of restricted share units	(21)	—

Net cash (used in) provided by financing activities	(9,128)	23,202

Net increase (decrease) in cash and cash equivalents	$33,760	$(11,925)

Fabrinet

Consolidated Statements of Cash Flows

For the twelve months ended June 28, 2013 and June 29, 2012

	Twelve Months Ended
(in thousands of U.S. dollars)	June 28, 2013	June 29, 2012
Movement in cash and cash equivalents
Cash and cash equivalents at beginning of period	$115,507	$127,282
Increase (decrease) in cash and cash equivalents	33,760	(11,925)
Effect of exchange rate on cash and cash equivalents	449	150

Cash and cash equivalents at end of period	$149,716	$115,507

Fabrinet

Reconciliation of GAAP measures to non-GAAP measures

(in thousands of U.S. dollars, except per share data)

(unaudited)

	Three Months Ended				Twelve Months Ended
	June 28,	June 28,	June 29,	June 29,	June 28,	June 28,	June 29,	June 29,
	2013	2013	2012	2012	2013	2013	2012	2012
	Net income	Diluted EPS	Net loss	Diluted EPS	Net income	Diluted EPS	Net loss	Diluted EPS
GAAP measures	15,142	0.43	7,457	0.22	68,969	1.98	(56,467)	(1.64)
Items reconciling GAAP net income (loss) & EPS to non-GAAP net income & EPS:
Related to cost of revenues:
Share-based compensation expenses	186	0.01	254	0.01	1,105	0.03	1,546	0.04

Total related to gross profit	186	0.01	254	0.01	1,105	0.03	1,546	0.04

Related to selling, general and administrative expenses:
Share-based compensation expenses	945	0.03	464	0.01	3,995	0.11	3,103	0.09
Follow-on offering expenses	(79)	(0.00)	—	—	393	0.01	—	—

Total related to selling, general and administrative expenses	866	0.02	464	0.01	4,388	0.12	3,103	0.09

Related to other incomes and other expenses:
(Income) expense related to flooding	(6,147)	(0.17)	1,398	0.04	(27,211)	(0.77)	97,286	2.80
Expenses related to reduction in workforce	2,052	0.06	1,978	0.06	2,052	0.06	1,978	0.06

Total related to other incomes and other expenses	(4,095)	(0.12)	3,376	0.10	(25,159)	(0.72)	99,264	2.85

Related to income tax expense (benefit)
Income tax expense (benefit)	272	0.01	(893)	(0.03)	1,179	0.03	(4,095)	(0.12)

Total related to income tax expense (benefit)	272	0.01	(893)	(0.03)	1,179	0.03	(4,095)	(0.12)

Total related to net income & EPS	(2,771)	(0.08)	3,201	0.09	(18,487)	(0.53)	99,818	2.87

Non-GAAP measures	12,371	0.35	10,658	0.31	50,482	1.44	43,351	1.25

Shares used in computing diluted net income per share
GAAP diluted shares		35,000		34,624		34,846		34,382
Non-GAAP diluted shares		35,240		34,748		35,159		34,769